Exhibit 10.1

SUBLEASE

This Sublease (“Sublease”) is made as of January ___, 2017 (the “Effective Date”) by and between CSR Technology, Inc., a Delaware corporation (“Sublandlord”) and Exar Corporation, a Delaware corporation (“Subtenant”).

RECITALS

WHEREAS, Sublandlord is the current “Tenant” and SJ Rincon LLC, a Delaware limited liability company (as successor-in-interest to Montague Rincon Property, LLC, a Delaware limited liability company) (“Master Landlord”) is the current “Landlord” under that certain Lease Agreement dated April 19, 2013 (as the same may be further amended from time to time, the “Master Lease”), a true and correct copy of which existing Master Lease (with certain commercial terms redacted, and subject to the clarification regarding the Subtenant’s Share of the Complex in Section 5(C) hereof) is attached hereto as Exhibit A and made a part hereof, covering certain premises (the “Premises”) comprising approximately 65,223 rentable square feet in that certain building located at 1060 Rincon Circle, San Jose, California 95131 (the “Building”), as more particularly described in the Master Lease and as depicted on Exhibit B attached hereto and made a part hereof..

WHEREAS, Subtenant wishes to sublease from Sublandlord the entire Premises, together with those rights that Sublandlord has to use the Common Area pursuant to the Master Lease (the “Sublease Premises”), and Sublandlord wishes to sublease the Sublease Premises to Subtenant, pursuant to the terms of this Sublease.

NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Sublease, and for other valuable consideration which they hereby acknowledge, the parties agree as follows:

1.     DEFINED TERMS. Terms used in this Sublease which are not specifically defined herein shall have the same meaning as they have in the Master Lease.

2.     SUBLEASE OF SUBLEASE PREMISES. Subject to the provisions and conditions of this Sublease, Subtenant agrees to sublease the Sublease Premises from Sublandlord and Sublandlord agrees to sublease the Sublease Premises to Subtenant. This Sublease and Subtenant’s rights to the Sublease Premises shall be subject to the terms and provisions of the Master Lease.

3.     TERM. This Sublease shall take effect as of the later of the Effective Date of this Sublease or the date that Sublandlord obtains Master Landlord’s written consent to this Sublease and Tenant’s alteration plans shown on Exhibit C attached hereto (“Alteration Plans”); provided that Subtenant’s execution of the Landlord Consent to Sublease relating to this Sublease shall be deemed confirmation that the condition regarding approval of the Alteration Plans has been satisfied. Subtenant shall timely provide such information as Master Landlord requires, and otherwise comply in all respects with the Master Lease. Sublandlord or Subtenant may elect to terminate this Sublease by delivery of written notice thereof to the other party if Sublandlord fails for any reason to obtain Master Landlord’s written consent to this Sublease within thirty (30) days from the date hereof. Further, Sublandlord may terminate this Sublease upon written notice to Subtenant if Subtenant fails to provide the Security Deposit (as defined herein) and First Rent (as defined herein) within five (5) business days of the later to occur of (i) Subtenant’s execution of the Sublease or (ii) receipt of Master Landlord’s consent to this Sublease.

The term of the Sublease (“Sublease Term”) shall commence on the latest to occur of: (i) mutual execution of the Sublease; (ii) receipt of Master Landlord's signed written consent to the Sublease; (iii) the date Subtenant provides proof of insurance required by the Sublandlord pursuant to this Sublease and Master Landlord pursuant to the Master Lease; or (iv) the date Subtenant provides both the Security Deposit and First Rent; or (v) the earlier of (A) the date Subtenant commences business operations in the Sublease Premises or (B) September 1, 2017 (the “Sublease Commencement Date”).

Subtenant shall be granted access to the Sublease Premises for the purpose of delivering furniture, fixtures and equipment, and installing improvements that have been approved in writing by Sublandlord and Master Landlord upon the latest to occur of subsections (i) through (iv), inclusive, in the immediately preceding paragraph, and receipt of Subtenant’s general contractor’s proof of insurance in amounts required by this Sublease and/or by the Master Landlord (the “Early Occupancy Date”). No Base Rent or Sublease Additional Rent (both as defined herein) shall be payable during the time period between the Early Occupancy Date and June 30, 2017 (unless the Sublease Commencement date occurs prior to June 30, 2017, in which case Base Rent and Sublease Additional Rent shall be due and payable beginning on the Sublease Commencement Date). Sublease Additional Rent (but no Base Rent) shall be payable between July 1, 2017 and the Sublease Commencement Date. Any such occupancy between the Early Occupancy Date and the Sublease Commencement Date shall otherwise be subject to all provisions and conditions of the Sublease and Master Lease. In no event shall Subtenant conduct business operations in the Sublease Premises during the period between the Early Occupancy Date and the Sublease Commencement Date.

4.     EXPIRATION DATE. The Sublease Term shall expire on July 31, 2023 (the “Expiration Date”), unless sooner terminated pursuant to the terms hereof. Subtenant shall have no option to extend the term of this Sublease, nor any right of first offer or refusal with respect to other space, nor any express right of termination, notwithstanding anything in the Master Lease to the contrary. The term of this Sublease shall automatically terminate if the term of the Master Lease terminates for any reason. Any hold over beyond the expiration or earlier termination of the term of this Sublease shall only be with the consent of Sublandlord and Master Landlord, which consent may be withheld in Sublandlord's and/or Master Landlord’s sole discretion. Without limitation of the other provisions of the Master Lease which so apply, the provisions of the Master Lease relating to any hold over under the Master Lease are expressly stated to apply to any such hold over under this Sublease except that Subtenant shall have no right to hold over in the Premises. Notwithstanding the foregoing, in the event that (i) Sublandlord does not exercise any right it has pursuant to the Master Lease to extend the term of the Master Lease, and (ii) Subtenant has an agreement in place with Master Landlord to lease the Subleased Premises directly from Master Landlord commencing upon the expiration of the Master Lease, then the Expiration Date of this Sublease shall be extended to be coterminous with the expiration of the term of the Master Lease. Rent during any such extension shall be payable to Sublandlord at the same rate as for the immediately prior month.

5.     RENT.

A.     Commencing on the Sublease Commencement Date, Subtenant shall pay monthly rent ("Base Rent") to Sublandlord during the term of this Sublease, without offset, deduction or abatement, which Base Rent shall be:

Sublease Period	Base Rent Rate	Monthly Base Rent Payment
Sublease Commencement Date* - 8/31/18	$1.25 per RSF	$81,528.75
9/1/18 - 8/31/19	$1.288 per RSF	$84,007.22
9/1/19 - 8/31/20	$1.327 per RSF	$86,550.92
9/1/20 - 8/31/21	$1.367 per RSF	$89,159.84
9/1/21 - 8/31/22	$1.408 per RSF	$91,833.98
9/1/22 - 7/31/23	$1.450 per RSF	$94,573.35

* Subject to the Free Rent Period (as defined below).

B.     Base Rent shall be payable to Sublandlord on a monthly basis at the address set forth in Section 23 below, and shall be due and payable on the first (1st) day of each calendar month. Notwithstanding the foregoing, but provided Subtenant is not then in default hereunder beyond any applicable notice and cure period, the Base Rent shall be abated for three (3) months to be applied during months two (2), three (3) and four (4) of the Sublease Term (“Free Rent Period”). Subtenant shall remain responsible for all utilities to the Sublease Premises, and all Sublease Additional Rent (as defined below) during the Free Rent Period. If the Sublease Commencement Date is other than the first day of a calendar month, or the Expiration Date is other than the last day of a calendar month, then the Rent (as defined below) shall be prorated based upon the actual number of days in such calendar month.

C.      In addition to Base Rent, commencing on the first to occur of the Sublease Commencement Date or July 1, 2017, Subtenant shall pay to Sublandlord, without offset, deduction or abatement, all costs of Common Area Maintenance Costs, Taxes, and Insurance for the Building, and Subtenant's Share of the Common Area Maintenance Costs, Taxes, and Insurance in the Complex (collectively “Sublease Additional Rent”) to Sublandlord in accordance with the provisions and conditions of the Master Lease. Estimated payments of Sublease Additional Rent shall be payable to Sublandlord at the address set forth in Section 23 below on a monthly basis as per the Master Lease, and shall be due and payable on the first (1st) day of each calendar month. Subtenant shall be responsible to pay for any annual reconciliation of Sublease Additional Rent as per the terms of the Master Lease. If Sublandlord incurs costs or expenses, including, without limitation, increased Sublease Additional Rent or Rent under the Master Lease by reason of Subtenant causing any damage to the Sublease Premises or any surrounding areas, or by reason of any disproportionate or excessive use of Building systems or utilities, then such costs and expenses shall be paid by Subtenant to Sublandlord as Sublease Additional Rent as set forth in Section 5(E) below, which shall be paid in addition to monthly estimated Sublease Additional Rent payments. “Subtenant’s Share” is defined to be a fraction, the numerator of which is the number of square feet of the Sublease Premises and the denominator of which is (i) as to the Building, the total number of square feet of the Building, and (ii) as to the Complex, the total number of square feet of the Complex. As of the Sublease Commencement Date, Subtenant’s Share of the Building shall be equal to 100%. Subtenant acknowledges that the Master Lease was signed when the Master Landlord’s predecessor-in-interest owned three buildings in the Complex consisting of a total of 208,795 rentable square feet. Therefore, the Master Lease reports that Sublandlord’s proportionate share of the Complex is 31.24%. We have been informed that the area included in the Complex may have since been reduced. If the Complex area has been reduced, Sublandlord’s proportionate share (and therefore Subtenant’s Share) of the Complex may have increased, and Subtenant agrees to pay such increased share.

D.      In addition, Subtenant shall pay to Sublandlord, without offset, deduction or abatement, for Subtenant’s Share of all other rent, sums, costs and expenses of any nature required to be paid by Sublandlord under the Master Lease by reason of Subtenant’s use or occupancy of the Sublease Premises.

E.     Base Rent, Sublease Additional Rent and all other costs and expenses payable hereunder by Subtenant shall be referred to collectively, as "Rent." All monthly Base Rent and estimated payments of Sublease Additional Rent shall be paid on a monthly basis and are due and payable the first day of each month. All Rent (other than Base Rent and estimated Sublease Additional Rent) shall be paid by Subtenant on the earlier of (i) the date required for payment of same under the Master Lease or as specified in this Sublease, or (ii) ten (10) days following Sublandlord's written demand therefor. Sublandlord may impose a late charge of five percent (5%) of the amount due for any Rent payment not received on or before the date it is due. In addition, all amounts not paid by Subtenant on or before the date due shall bear interest at the rate of ten percent (10%) per annum. Notwithstanding the foregoing, before assessing a late charge or late interest the first time in any twelve (12) month period, Sublandlord shall waive such late charge and late interest if Subtenant pays such delinquency within five (5) days thereafter.

6.      FIRST RENT. Upon obtaining Master Landlord’s written consent to this Sublease Subtenant shall deliver to Sublandlord one (1) full month's Base Rent (collectively, “First Rent”) to be applied to the first calendar month of the Sublease Term.

7.     FURNITURE. On the Sublease Commencement Date, Sublandlord shall convey to Subtenant ownership of that certain furniture (the “Furniture”) currently located in the Sublease Premises as of the Effective Date, and the Emergency Generator and Generator Equipment (both as defined in the Master Lease) pursuant to the Bill of Sale attached as Exhibit D and incorporated herein by this reference. All such Furniture, the Emergency Generator and Generator Equipment are provided by Sublandlord to Subtenant in their current “AS IS, WHERE IS” condition with all faults and without representation or warranty from Sublandlord. Subtenant may modify, remove, relocate or dispose of the Furniture or any portion thereof or the Emergency Generator or Generator Equipment without recourse or obligation to the Sublandlord. All representations or warranties relating to such Furniture and/or Emergency Generator and/or Generator Equipment, whether express or implied, are expressly disclaimed and excluded. Subtenant hereby expressly releases Sublandlord from any liability or Master Lease obligations related to the Furniture and/or Emergency Generator and/or Generator Equipment.

8.     CONDITION OF THE SUBLEASE PREMISES. Subtenant represents and warrants that Subtenant has reviewed the Sublease Premises and has independently determined that the Sublease Premises are suitable for its intended uses. SUBTENANT ACCEPTS THE SUBLEASE PREMISES "AS IS, WHERE IS," WITHOUT REPRESENTATION OR WARRANTY BY SUBLANDLORD. ALL OTHER REPRESENTATIONS AND WARRANTIES OF SUBLANDLORD, EXPRESS OR IMPLIED, ARE EXCLUDED. Sublandlord will not be required to make any improvements to the Premises or Sublease Premises, or to provide any tenant improvement or other allowance to Subtenant.

9.     USE OF THE SUBLEASE PREMISES. Subtenant shall use the Sublease Premises only for the purposes expressly permitted by the Master Lease and for no other purpose. Subtenant shall use the Sublease Premises in full compliance with, and subject to the limitations contained in the Master Lease, and in compliance with all applicable laws and regulations. In addition to the indemnities set forth in the Master Lease, Subtenant shall indemnify, defend and hold Sublandlord harmless from and against any and all claims, losses, damages and expenses, including reasonable attorneys' fees and legal costs, incurred by or asserted against Sublandlord and arising from or relating to (i) any act or occurrence within the Sublease Premises or resulting from Subtenant’s use thereof (provided, however, Subtenant’s obligation to indemnify and defend Sublandlord from the foregoing shall only apply to claims, losses, damages and expenses, including reasonable attorneys' fees and legal costs, incurred by or asserted against Sublandlord and arising from or relating to events arising from acts and occurrences within the Sublease Premises from the Early Occupancy Date through the Expiration Date), (ii) any act or occurrence resulting from the acts or omissions of Subtenant or any of its employees, agents, contractors or invitees, (iii) any breach or default by Subtenant under this Sublease or any acts or omissions of Subtenant, its employees, agents, contractors or invitees that constitute a breach or default under the Master Lease, and/or (iv) the introduction or use by Subtenant, its employees, agents, contractors or invitees of any Hazardous Materials (as defined in the Master Lease) on or about the Sublease Premises. Notwithstanding the foregoing sentence to the contrary, Subtenant’s indemnity of Sublandlord shall not apply to (x) any claims, losses, damages and expenses to the extent resulting from the negligence or willful misconduct of Sublandlord or any of Sublandlord’s licensee’s or the partners, directors, officers, agents, employees, invitees or contractors of Sublandlord or any of Sublandlord’s licensees or Sublandlord’s default under this Sublease beyond applicable notice and cure periods (collectively, the “Excluded Claims”). Subtenant hereby assumes all risk of loss of, or damage to, property of Subtenant in, upon or about the Sublease Premises arising from any cause occurring from and after the date of this Agreement, and Subtenant hereby waives all claims in respect thereof against Sublandlord.

10.     ALTERATIONS. In addition to, and without limitation of the restrictions and limitations on alterations, additions or improvements as set forth in the Master Lease, Subtenant shall not make any improvements, alterations, additions, changes or modifications to the Sublease Premises (other than minor cosmetic alterations that do not affect the Building, the Building structural components, the Building exterior, the Building’s electrical and mechanical and cannot be seen from outside the Sublease Premises) without first obtaining the written consent of Sublandlord and Master Landlord. Sublandlord’s consent to alterations shall not be unreasonably withheld. Sublandlord shall provide its consent or a detailed response as to why such consent is being withheld with respect to Subtenant’s proposed alterations or improvements within ten (10) business days after Subtenant has delivered such request to Sublandlord. Subtenant must obtain the prior written consent of Sublandlord and Master Landlord to all proposed plans, drawings, consultants and contractors prior to performing any such alterations (other than minor cosmetic alterations that do not affect the Building, the Building structural components, the Building exterior, the Building’s electrical and mechanical and cannot be seen from outside the Sublease Premises). Sublandlord hereby approves the Alteration Plans in the form attached hereto as Exhibit C; provided that Subtenant shall obtain Sublandlord’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) to any modifications to the Alteration Plans. If any alterations are permitted by Sublandlord and Master Landlord, such alterations shall be performed at Subtenant’s sole cost and expense and in accordance with all of the terms of this Sublease and the Master Lease, and Subtenant shall pay any fees or costs payable to Master Landlord or otherwise incurred in connection therewith. Sublandlord shall bear no cost or expense or liability in connection with any such alterations. Subtenant shall provide Sublandlord with written evidence satisfactory to Sublandlord and/or Master Landlord that all contractors, suppliers and vendors have been paid in full for services related to the Sublease Premises, which shall include, but not be limited to, executed unconditional mechanic’s lien releases complying with California Civil Code Sections 8134 and 8138 from all contractors, suppliers and vendors performing any alterations or improvements in the Sublease Premises. Subtenant shall indemnify, defend and hold harmless Sublandlord and Master Landlord for any claims, damages or liabilities (including attorneys’ fees and legal costs) related to or arising from any liens or encumbrances placed on the Building or Sublease Premises related to Subtenant’s alterations or improvements. If Subtenant fails to timely discharge any liens in the manner and within the timelines prescribed by Section 8(c) of the Master Lease, then Sublandlord may pay the lien claim, and any amounts so paid, including expenses and interest, shall be paid by Subtenant to Sublandlord within ten (10) days after Sublandlord has invoiced Subtenant therefor.

Subtenant shall comply in all respects with the Master Lease as it relates to any alteration and/or improvement work.

Upon the expiration of the Sublease Term, Subtenant shall remove any improvements or alterations required to be removed by Master Landlord and repair any damage caused by such removal, and otherwise comply with the Master Lease as it relates to surrender/restoration. Further, upon the expiration of the Sublease Term, Subtenant shall remove its personal property and furniture (including, without limitation, the furniture conveyed by Sublandlord to Subtenant) and repair any damage caused by such removal.

11.     MAINTENANCE. Subtenant shall perform all of the obligations of the “Tenant” under the Master Lease with respect to the cleaning, maintenance, repair and replacement of the Premises and, without limitation of the foregoing, shall keep and maintain the Sublease Premises, all equipment serving the Sublease Premises, and all of Subtenant’s equipment and property contained therein in good and clean order, condition and repair. At the expiration or earlier termination of the term of this Sublease, Subtenant shall surrender the Sublease Premises to Sublandlord in good condition and repair except for ordinary wear and tear and in the condition required for the surrender of same under the provisions of the Master Lease and this Sublease. In addition, and without limitation of the foregoing, Subtenant shall (i) if Master Landlord or Sublandlord so requests, remove any improvements or alterations made by Subtenant to the Sublease Premises, repair any damage caused by such removal, and restore the Sublease Premises to the condition as it existed prior to the installation of such improvements or alteration, and (ii) if Master Landlord or Sublandlord so requests, leave any improvements or alterations made by Subtenant to the Sublease Premises, except for any trade fixtures or personal property installed or placed by Subtenant in the Sublease Premises, which shall be removed by Subtenant prior to the expiration or earlier termination of the Sublease. Subtenant shall repair any damage caused to the Sublease Premises resulting from the removal of improvements, alterations, fixtures, personal property or equipment. Following Subtenant's vacation of the Sublease Premises, and prior to the expiration of the term of this Sublease Term, Sublandlord will conduct an inspection of the Sublease Premises. Sublandlord may remedy any deficiencies in Subtenant’s restoration and/or surrender work, and the cost thereof shall be payable by Subtenant to Sublandlord upon demand. If Subtenant fails to reimburse Sublandlord for such costs within five (5) days of Sublandlord’s written demand, Sublandlord may draw such costs from the Security Deposit.

12.     UTILITIES/JANITORIAL/OTHER COSTS. Subtenant shall contract with and pay to third party providers for any and all costs and expenses for the use or consumption of telephone, telecommunications services, electricity, water, chilled water, and other utilities to the Sublease Premises during the term of this Sublease pursuant to the terms of the Master Lease or as requested by Subtenant. If any such utilities are provided by the Master Landlord, Subtenant shall pay for such costs as a portion of Sublease Additional Rent. Sublandlord shall have no liability or responsibility for, and there shall be no abatement of Rent with respect to, any interruption of any utility, telephone or other services to the Sublease Premises.

13.     INSURANCE.      Subtenant shall maintain (at a minimum) the insurance coverage required by the Master Lease in the form and subject to the requirements contained therein.

The minimum limits of policies of insurance required of Subtenant under this Sublease shall in no event limit the liability of Subtenant under this Sublease. In addition to the insurance requirements set forth in the Master Lease, such insurance shall: (a) name Sublandlord, Master Landlord and any other party Sublandlord so specifies, as an additional insured or loss payee; (b) be issued by an insurance provider licensed to do business in the province in which the Sublease Premises is located having a rating of not less than A-VIII in Best’s Insurance Guide or which is otherwise acceptable to Sublandlord; (c) be primary insurance as to all claims thereunder and provide that any insurance carried by Sublandlord or Master Landlord is excess and is non-contributing with any insurance requirement of Subtenant; (d) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days' prior written notice shall have been given to Sublandlord and Master Landlord; and (e) have deductible amounts not to exceed $5,000.00. Notwithstanding the foregoing, Sublandlord may require Subtenant to conform, with respect to the Sublease Premises, to such additional and/or greater insurance requirements as may be required from time to time under the Master Lease or by the Master Landlord. Subtenant shall deliver said policy or policies or certificates thereof to Sublandlord on or before the Commencement Date and at least thirty (30) days before the expiration dates thereof. If Subtenant shall fail to procure such insurance, or to deliver such policies or certificate, within such time periods, Sublandlord may, at its option, in addition to all of its other rights and remedies under this Sublease, and without regard to any notice and cure periods set forth in this Sublease, procure such policies for the account of Subtenant, and the cost thereof shall be paid to Sublandlord as Sublease Additional Rent within ten (10) days after delivery of bills therefor.

Subtenant agrees to have its insurance companies issuing property damage insurance waive any rights of subrogation that such companies may have against Sublandlord and/or Master Landlord. Subtenant hereby waives any right or claim that it may have against Sublandlord on account of any loss or damage to its property to the extent such loss or damage is insurable under policies of insurance for fire and all risk coverage, theft, public liability, or other similar insurance.

Subtenant shall carry and maintain during the entire Sublease term, at Subtenant's sole cost and expense, increased amounts of the insurance required to be carried by Subtenant pursuant to this Section 13, and such other reasonable types of insurance coverage and in such reasonable amounts covering the Sublease Premises and Subtenant's operations therein, as may be reasonably requested by Sublandlord or Master Landlord from time to time.

14.     ASSIGNMENT/SUBLETTING.

A.     Subtenant shall not transfer, assign, encumber or sublet (collectively, “Transfer”) all or any portion of the Sublease Premises or its interest under this Sublease, directly or indirectly, by operation of law or otherwise, without the prior written consent of both Sublandlord and Master Landlord, which consent shall not be unreasonably withheld by Sublandlord. In addition to the requirements of this Sublease, any Transfer shall be subject to the conditions and requirements for such Transfer as set forth in the Master Lease. Any fee charged by Master Landlord in connection with any Transfer shall be paid by Subtenant. Subtenant shall reimburse Sublandlord for its actual costs incurred with respect to such proposed Transfer within ten (10) days of Sublandlord’s written demand. Subtenant shall pay to Sublandlord one hundred percent (100%) of any sums received in connection with such Transfer in excess of the monthly Base Rent payable hereunder. The term “Transfer” shall include, without limitation, any transfer, assignment, sublease, hypothecation or other action or event that would require the consent of Master Landlord under the Master Lease if Subtenant were the Tenant thereunder. For greater certainty, “Transfer” includes any direct or indirect change of control of the Subtenant, by way of the transfer or sale of shares, limited partnership units, or equity interests of the Subtenant, as the case may be, constituting more than 50% of the equity interests of the Subtenant, in any manner whatsoever. Notwithstanding the foregoing, Subtenant may make a Permitted Transfer (as such term is defined in the Master Lease) of all or a part of its interest in this Sublease or all or any part of the Subleased Premises to a Permitted Transferee (as such term is defined in the Master Lease) of Subtenant on the same terms and conditions set forth in Section 10(f) of the Master Lease as if Subtenant were the “Tenant” thereunder.

B.     Notwithstanding anything to the contrary contained in this Section 14, Sublandlord shall have the option, by giving written notice to Subtenant within thirty (30) days after receipt of notice of any proposed Transfer (other than a Permitted Transfer to a Permitted Transferee), to recapture all of the Sublease Premises. Such recapture notice shall cancel and terminate this Sublease as of the effective date of the proposed Transfer. If Sublandlord declines, or fails to elect in a timely manner to recapture the Sublease Premises under this Section 14(B), then, provided Sublandlord and Master Landlord have consented to the proposed Transfer (and if Master Landlord has not exercised any right it may have to recapture such space), Subtenant shall be entitled to proceed to transfer the Sublease Premises to the proposed transferee.

C.     If Sublandlord and Master Landlord consent to a Transfer, (i) the terms and conditions of this Sublease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Subtenant or a transferee, (iii) Subtenant shall deliver to Sublandlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Sublandlord, and (iv) no Transfer relating to this Sublease or agreement entered into with respect thereto, whether with or without Sublandlord's consent, shall relieve Subtenant or any guarantor of this Sublease from liability under this Sublease. Sublandlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Subtenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer premium respecting any Transfer shall be found understated, Subtenant shall, within thirty (30) days after demand, pay the deficiency and Sublandlord's costs of such audit.

15.     CASUALTY OR TAKING. In the event of any casualty or the exercise or threatened exercise of the power of eminent domain, any rights to damages or compensation relating to any improvements installed by Sublandlord shall belong to Sublandlord in all cases, and any election by Subtenant to terminate this Sublease shall not bind Sublandlord which alone shall exercise any right to terminate the term of the Master Lease. Any condemnation award for any improvements paid for by Subtenant, to the extent Subtenant has the right to remove same from the Sublease Premises on the termination of the term of this Sublease, may be claimed by Subtenant, subject to any rights of Master Landlord under the Master Lease.

16.     DEFAULT.

A.     Any occurrence which would constitute a default or breach of Tenant under the Master Lease shall apply to this Sublease and constitute a default hereunder, as if the term “Subtenant” were substituted for the term “Tenant,” and the term “Sublandlord” were substituted for the term “Landlord,” except that all periods for the cure of any such failure, breach or default by Subtenant under Section 17 of the Master Lease shall be reduced from the time provided therein by two (2) days for defaults described in Section 17(a), (c) and (d) of the Master Lease, and five (5) days in the case of defaults described in Section 17(f) of the Master Lease (and in no event shall Subtenant have more than a total of thirty (30) days to cure a default described under Section 17(f) of the Master Lease). In the event of any such breach or default by Subtenant, Sublandlord shall have all remedies available under law and equity, as well as those available to Master Landlord under the Master Lease.

B.     Any provision of the Master Lease which gives the Tenant the right to exercise self-help remedies, to commence arbitration, or to offset or reduce rent payments, shall apply only as between Sublandlord and Master Landlord, and may only be exercised by Sublandlord and not Subtenant.

17.     COMPLIANCE WITH MASTER LEASE TERMS. This Sublease is subject to the terms and conditions of the Master Lease and the matters to which the Master Lease is subject and subordinate pursuant to the terms thereof. Except with respect to provisions of this Sublease which are expressly inconsistent with or which modify the Master Lease, Subtenant shall comply with and perform all terms, covenants and conditions of the Master Lease relating to the Sublease Premises and use of common areas and accruing from and after the Commencement Date as if Subtenant were the "Tenant" thereunder. In addition, Subtenant hereby assumes and shall be bound by all of “Tenant's” indemnities, waivers, covenants and agreements in favor of the Master Landlord and contained in the Master Lease accruing from and after the Commencement Date, and the same shall be incorporated in, and applicable to this Sublease by this reference, and shall inure to the benefit of Master Landlord as well as Sublandlord, as if the term "Sublandlord" were substituted for the term "Landlord" therein. In the event of any default by Subtenant under this Sublease, Sublandlord shall have all of the rights and remedies available to the "Landlord" under the Master Lease, all of such rights and remedies being incorporated in this Sublease by this reference. Sublandlord shall not be required to perform the obligations of the Master Landlord under the Master Lease and shall have no liability to Subtenant arising from or related to Master Landlord's failure to perform any of its obligations under the Master Lease. Notwithstanding anything in this Section 17 to the contrary, Sublandlord shall not be deemed or construed to have undertaken any obligation or liability of the "Landlord" under the Master Lease. Subtenant shall not take any action, nor consent to or permit any action to be taken by any of its employees, agents, contractors, licensees or invitees that would its cause a default under any provision of the Master Lease. If Sublandlord fails to perform any act on its part to be performed hereunder, or fails to take any action or make any payment due under the Master Lease, and if Sublandlord’s failure continues for thirty (30) days after Sublandlord receives written notice from Subtenant (or such shorter time period as may be reasonably be required to avoid a default under the Master Lease), then Subtenant may, but shall not be obligated to make such payment or perform such act. Without limiting Subtenant’s rights or remedies, all such sums paid, and all costs and expenses of performing any such act, shall be payable by Sublandlord to Subtenant upon demand. The following provisions of the Master Lease are hereby expressly not incorporated into this Sublease: Basic Lease Information (with the exception of the identification of the Premises, Land, Project, Complex, Utilities, Tenant’s Proportionate Share, Minimum Insurance and Parking), 3(a), 3(c), 4, 5, any reference to the Tenant Improvement Allowance in Exhibit D, Exhibit F, Exhibit H and Exhibit K.

18.     TIME OF ESSENCE. Time is of the essence of this Sublease and each of its provisions.

19.     PARTIAL INVALIDITY. If any term, provision or condition contained in this Sublease shall, to any extent, be invalid or unenforceable, the remainder of this Sublease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Sublease shall be valid and enforceable to the fullest extent possible permitted by law.

20.     GOVERNING LAW. This Sublease shall be construed and enforced in accordance with the laws of the State of California. Any litigation or other dispute resolution between the parties relating to this Agreement will take place in the courts of San Diego County.

21.     BROKERS. Except Newmark Knight Grubb Frank and Jones Lang LaSalle, Sublandlord and Subtenant hereby warrant to each other that neither has retained or employed any real estate broker or agent in connection with the negotiation of this Sublease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's engagement of, or commitment to any real estate broker or agent. Sublandlord has entered into a separate commission agreement with Newmark Knight Grubb Frank for the payment by Sublandlord of a commission pursuant to the terms of such agreement. The parties have been informed that Newmark Knight Grubb Frank and Jones Lang LaSalle have entered into a separate agreement for the payment of a portion of such commission to Jones Lang LaSalle. Sublandlord shall have no obligation to ensure that such commission is paid by Newmark Knight Grubb Frank to Jones Lang LaSalle.

22.     ATTORNEY'S FEES. In the event that either party should bring suit for the possession of the Sublease Premises, for the recovery of any sum due under this Sublease, or because of the breach of any provision of this Sublease or for any other relief against the other, then all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

23.     NOTICES. Any notice required or given under this Sublease shall be in writing to each party at the address as set forth below, by hand delivery, overnight courier, or by certified mail, postage prepaid, return receipt requested, effective upon delivery to the address specified below. The addresses of each party shall be changed by notice given the other party in accordance with the provisions of this Section 23.

To Sublandlord:           CSR Technology, Inc.

c/o Qualcomm Incorporated

5775 Morehouse Drive

San Diego, California 92121

Attention: Vice President Real Estate

And Facilities

To Subtenant:               Exar Corporation

48720 Kato Road

Fremont, CA 94539

Attn: Jessica Wu

24.     SECURITY DEPOSIT. Subtenant shall deposit with Sublandlord a security deposit (the “Security Deposit”) in the amount of $163,057.50 upon the execution of the Sublease as security for the faithful performance and observance by Subtenant of the terms, covenants and conditions of this Sublease. Such Security Deposit shall be governed by the provisions of Section 6 of the Master Lease as if Subtenant were the “Tenant” thereunder and Sublandlord were the “Landlord” thereunder. Provided that Subtenant has not defaulted on any of its obligations under the Sublease during the Sublease Term, Sublandlord shall have the option, upon fourteen (14) days’ prior notice to Subtenant, to apply the Security Deposit to the final two (2) months of Base Rent payable under the Sublease as such Base Rent becomes due. If Sublandlord does not so apply the Security Deposit against Base Rent, and Subtenant shall have fully performed this Sublease, the Security Deposit, or any balance thereof that has not theretofore been applied by Sublandlord, shall be returned to Subtenant, without payment of interest, within sixty (60) days after the expiration or earlier termination of the Sublease Term and after Subtenant has vacated the Sublease Premises. In the event of termination of Sublandlord’s interest in this Sublease, Sublandlord shall transfer the Security Deposit to Sublandlord’s successor in interest whereupon Sublandlord shall be released from all liability for the return or accounting therefor. No trust relationship is created herein between Sublandlord and Subtenant with respect to the Security Deposit.

25.     SIGNAGE. Subject to the terms of the Master Lease, and subject to Master Landlord’s prior written consent, Subtenant may install, at its sole cost, signage as permitted under the Master Lease. Such signage must be pre-approved in writing by Sublandlord and Master Landlord, and otherwise comply with the terms of the Master Lease. With respect to Sublandlord’s approval, such approval shall not be unreasonably withheld, conditioned or delayed. Sublandlord confirms that, to Sublandlord’s actual knowledge as of the Effective Date of this Sublease, without duty of inquiry, there is no restriction, other than city approval and Master Landlord’s approval, that would prohibit Subtenant from installing a building façade sign similar to what is on the Building as of the Effective Date of this Sublease; provided, however, that Subtenant shall be solely responsible for confirming the same and Sublandlord shall have no liability in the event such signage is prohibited.

26.     HAZARDOUS MATERIALS. Subtenant shall be responsible for compliance with all hazardous materials and environmental laws regarding Subtenant’s, its agents’ or employees’ activities within the Sublease Premises and the Building, and to otherwise comply with all Master Lease provisions relating to hazardous materials and environmental laws contained in the Master Lease. Subtenant shall not use or store in, on or around the Sublease Premises or the Building any hazardous materials, except in accordance with applicable environmental laws and the Master Lease and upon the prior written consent of the Master Landlord and the Sublandlord, whose consent may be withheld in their sole discretion. Subtenant shall indemnify Sublandlord and Master Landlord for any claims, costs or damages (including, without limitation, costs relating to investigation and remediation) related to Subtenant’s, its agents’ or employees’ violation of hazardous materials or environmental laws.

27.     SUBLANDLORD MAY PERFORM SUBTENANT'S COVENANTS. If Subtenant shall fail to perform any of its covenants, obligations or agreements (whether it be an obligation of payment or performance) under this Sublease, and such failure shall have continued for a period of one (1) day after notice by Sublandlord to Subtenant with respect to a default under Section 17(d) of the Master Lease, and seven (7) days after notice by Sublandlord to Subtenant with respect to a default under Section 17(f) of the Master Lease (unless such default is of the type which cannot reasonably be cured within seven (7) days, then Subtenant shall have such longer time as is reasonably necessary provided Subtenant commences to cure within such seven (7) day period and diligently prosecutes such cure to completion, but in no event more than thirty (30) days after receipt of notice from Sublandlord), Sublandlord, without prejudice to any other rights which it may have with respect to such default, may remedy such failure, and the cost thereof to Sublandlord together with interest thereon at the rate of 10% per annum from the date such cost was incurred by Sublandlord shall be added to the Rent due on the next succeeding date on which Base Rent is payable and such amount shall thereupon become due and payable as Rent in addition to the regular payment of Base Rent and Base Rent then due. Sublandlord shall be subrogated to the extent of such payment to all rights, remedies and priorities of the payee of the amount paid by Sublandlord to remedy such default. Sublandlord shall have the right, but not the obligation, to enter into the Sublease Premises upon 24 hours’ prior notice to inspect the condition of the Sublease Premises. No prior notice shall be required prior to entry in the event of an emergency.

28.     PARKING. Subtenant shall have the right to use, at no additional charge, the share of surface parking spaces allocated to Sublandlord with respect to the Building (currently up to 236 unassigned surface parking spaces). Subtenant shall comply with all terms and conditions of the Master Lease as it relates to parking, including any rules and regulations applicable to use of the parking facilities.

29.     ENTIRE AGREEMENT. It is understood and acknowledged that there are no oral agreements between the parties hereto relating to the leasing of the Sublease Premises and this Sublease supersedes and cancels any and all previous negotiations and understandings, if any, between the parties hereto with respect to the subject matter thereof. This Sublease contains all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental of the Sublease Premises, shall be considered to be the only agreements between the parties hereto and their representatives and agents, and none of the terms, covenants, conditions or provisions of this Sublease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Sublease. If Sublandlord or Subtenant signs as a corporation, partnership, trust or other legal entity each person executing this Sublease on behalf of such party represents and warrants that such party has been and is qualified to do business in the state in which the Subleased Premises is located, that the entity has full right and authority to enter into this Sublease, that each person signing on behalf of the entity is authorized to bind the entity under this Sublease and that this Sublease is binding upon such entity.

30.     REPRESENTATIONS. Each party represents to the other that this Sublease and the documents contemplated hereby shall, upon execution by the parties thereto, and subject to receipt of the Master Landlord’s written consent, be the legal, valid and binding obligation of such party. Sublandlord represents and warrants to Subtenant that as of the date of this Sublease, (i) Sublandlord has delivered a true, complete and correct copy of the Master Lease (with certain commercial terms redacted) to Subtenant (subject to the clarification regarding the Subtenant’s Share of the Complex in Section 5(C) above), (ii) the Master Lease is in full force and effect, (iii) there is no default beyond applicable notice and cure periods under the Master Lease on the part of either Master Landlord or Sublandlord, (iv) Sublandlord is in exclusive possession of the Sublease Premises pursuant to the Master Lease, and (v) Sublandlord has not previously assigned, pledged, hypothecated or transferred its interest in the Master Lease.

Subject to the due performance by the Subtenant of its obligations and agreements contained herein, and except for any termination or expiration of the Master Lease which occurs pursuant to the terms of the Master Lease, the Sublandlord represents to Subtenant the following:

1.     That Subtenant shall enjoy quiet possession of the Sublease Premises, subject to the provisions of the Sublease and Master Lease;

2.     Sublandlord shall reasonably enforce for the benefit of the Subtenant the covenants and obligations of the Master Landlord under the Master Lease provided that Sublandlord shall not be required to incur any cost (outside of Sublandlord’s employee time) toward such enforcement;

3.     Subject to Master Landlord timely performing its obligations under the Master Lease, and subject to Sublandlord’s rights and remedies under the Master Lease, Sublandlord shall observe and perform all other obligations to be performed by it as tenant under the Master Lease insofar as such obligations are not required to be performed or observed by the Subtenant under this Sublease.

31.     Compliance with Anti-Corruption Legislation. Subtenant covenants, represents and warrants to Sublandlord that, in connection with the transactions contemplated by this Sublease or in connection with any other business transactions involving Subtenant, Sublandlord, and everyone acting on its behalf, the Subtenant will comply with and will not violate any anti-corruption law or international anti-corruption standards, including but not limited to the U.S. Foreign Corrupt Practices Act, in connection with the services it has agreed to perform under this Sublease. Subtenant represents and warrants to Sublandlord that Subtenant has not, and covenants and agrees that it will not, in connection with the transactions contemplated by this Sublease or in connection with any other business transactions involving Sublandlord, make, promise, or offer to make any payment or transfer anything of value, directly or indirectly, to any individual to secure an improper advantage.  It is the intent of the parties that no payments or transfer of value shall be made which have the purpose or effect of public or commercial bribery, acceptance of or acquiescence in extortion, kickbacks, or other unlawful or improper means of obtaining or retaining business.

32.      Counterparts & Electronic Transmission. This Sublease may be transmitted by electronic means of transmission and the reproduction of signatures by way of such electronic means will be treated as though such reproductions were executed originals. This Sublease may be executed in any number of counterparts and all such counterparts taken together are deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties, acting through their duly authorized employees, have executed this Sublease as of the date first set forth above.

SUBLANDLORD: CSR TECHNOLOGY, INC. a Delaware corporation By: ________________________________ Its: _______________________________	SUBTENANT: EXAR CORPORATION a Delaware corporation By: _______________________________ Its: ______________________________

I have authority to bind the corporation.	I have authority to bind the company.

Exhibit A

Master Lease

Exhibit B

Subleased Premises

Exhibit C

Subtenant Alteration Plans

Exhibit D

Bill of Sale

January 5, 2017

IN CONSIDERATION OF THE MUTUAL PROMISES, COVENANTS AND AGREEMENTS BETWEEN THE PARTIES, the receipt and sufficiency of which are hereby acknowledged, and for other valuable consideration that the parties hereby acknowledge, CSR TECHNOLOGY, INC., a Delaware corporation (“Transferor”), hereby grants and conveys to EXAR CORPORATION, a Delaware corporation (“Transferee”), all of Transferor’s right, title and interest in and to (i) that certain furniture in the building located at 1060 Rincon Circle, San Jose, California 95131 (the “Building”) as of the date hereof, and (ii) that certain emergency generator, together with such conduits, cables, materials and equipment attached to the Emergency Generator (collectively, the “Generator”), located in or about the Building.

Transferor grants and conveys the Furniture and Generator to Transferee in their “AS IS, WHERE IS” with all faults and without representation or warranty from Sublandlord. All representations or warranties relating to the Furniture or Generator, whether express or implied, are expressly disclaimed and excluded. This grant and conveyance is made without warranty or representation by, or recourse against, Transferor in any event whatsoever.

This Bill of Sale shall be governed by and construed in accordance with the laws of the State of California as of the date hereof.

IN WITNESS WHEREOF, this Bill of Sale has been duly executed by Transferor and Transferee as of the date set forth above.

TRANSFEROR: CSR TECHNOLOGY, INC., a Delaware corporation By:_____________________________ Name:___________________________ Its: _____________________________	TRANSFEREE: EXAR CORPORATION, a Delaware corporation By:____________________________ Name:__________________________ Its: ____________________________

17